CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on to Form F-1 of our report dated January 6, 2008, relating to the financial statements of China Evergreen Acquisition Corp. and to the reference to our Firm under the caption ‘‘Experts’’ in the Prospectus.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
January 11, 2008